Exhibit 99.1

For Immediate Release	CONTACT:	Kristin Brown
Redwood Trust, Inc.		Investor Relations
Wednesday, February 28, 2018		(415) 384-3805

REDWOOD TRUST TO HOST INVESTOR DAY ON MARCH 6, 2018, IN NEW YORK

Mill Valley, CA – Wednesday, February 28, 2018 - Redwood Trust, Inc. (NYSE: RWT), a leading residential mortgage credit investor, announced today that it will host an Investor Day for institutional investors and sell-side analysts in New York City on Tuesday, March 6, 2018. Redwood’s senior management team will discuss the company's strategy, industry trends, capital allocation and financial overview. The conference will begin at 2 p.m. (ET) and is expected to conclude by approximately 5 p.m. (ET). Attendance in person is by invitation only.

A live audio webcast of the event, as well as the presentation materials, will be available the day of the event through the Newsroom section of Redwood's website at http://www.redwoodtrust.com/event-calendar.

For more information about Redwood Trust, Inc., please visit our website at: http://www.redwoodtrust.com.

Cautionary Statement: Redwood Trust’s presentation to investors may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2017, under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.